Exhibit 5.1

Warner Norcross + Judd LLP
900 Fifth Third Center
111 Lyon St NW
Grand Rapids MI 49503-2487
616-752-2000
www.wnj.com

February 7, 2019

Stryker Corporation
2825 Airview Boulevard
Kalamazoo, Michigan 49002

Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

At your request, we have examined the registration statement on Form S-3 being filed on the date hereof (the “Registration Statement”) by Stryker Corporation, a Michigan corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the issuance and sale by the Company from time to time, pursuant to Rule 415 (“Rule 415”) of the General Rules and Regulations promulgated under the Act, of the following securities:

(a)	shares of Company common stock, par value $0.10 per share (the “Common Stock”);

(b)	shares of preferred stock, par value $1.00 per share (the “Preferred Stock”), to be issued in one or more series;

(c)
senior debt securities (the “Senior Debt Securities”) and subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), each of which may be issued in one or more series;

(d)
warrants (the “Warrants”) to purchase Debt Securities, Common Stock, Preferred Stock, or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing;

(e)	subscription rights (the “Subscription Rights”) to purchase Debt Securities, Preferred Stock, Common Stock or other securities;

(f)
purchase contracts (the “Purchase Contracts”), obligating holders to purchase from or sell to the Company, and obligating the Company to sell to or purchase from the holders, a specified number of shares of Common Stock, shares of Preferred Stock, Debt Securities or other securities at a future date or dates; and

(g)
purchase units (the “Purchase Units”) each consisting of a Purchase Contract and Debt Securities, Preferred Stock or debt obligations of third parties, including United States Treasury securities, any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing a holder’s obligations under the Purchase Contracts.

According to the Registration Statement, any Senior Debt Securities are to be issued pursuant to the Senior Indenture dated January 15, 2010 (the “Senior Indenture”) between the Company and U.S. Bank National Association (the “Trustee”), which was filed as Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 15, 2010. Any Subordinated Debt Securities are to be issued pursuant to the Subordinated Indenture proposed to be entered into between the Company and the Trustee (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”), a form of which was filed as Exhibit 4.6 to the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on January 12, 2010.

According to the Registration Statement, any Warrants are to be issued under a warrant agreement (each, a “Warrant Agreement”), as detailed in the applicable prospectus supplement, between the Company and a warrant agent identified therein. Any Subscription Rights are to be issued pursuant to a subscription rights agreement (each, a “Subscription Rights Agreement”), which shall include the form of subscription rights certificate (each, a “Subscription Rights Certificate”), as detailed in the applicable prospectus supplement. Any Purchase Contracts are to be issued pursuant to a purchase contract agreement, as detailed in the applicable prospectus supplement (each, a “Purchase Contract Agreement”). Any Purchase Units are to be issued pursuant to a purchase unit agreement, as detailed in the applicable prospectus supplement (each, a “Purchase Unit Agreement”).

The Common Stock, Preferred Stock, Debt Securities, Warrants, Subscription Rights, Purchase Contracts, and Purchase Units are collectively referred to as the “Offered Securities.”

In arriving at the opinions expressed below, we have examined and relied, to the extent we deemed proper, on originals or copies, certified or otherwise identified to our satisfaction, of: (1) the Registration Statement; (2) the Restated Articles of Incorporation of the Company, as amended to the date of this opinion (the “Articles”); (3) the By-Laws of the Company, as in effect on the date of this opinion (the “By-Laws”); (4) a copy of certain resolutions of the Board of Directors of the Company, or a duly authorized committee thereof, relating to the issuance and sale of the Offered Securities and other matters; (5) the Senior Indenture; and (6) the form of Subordinated Indenture. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed appropriate as a basis for our opinions.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies and the authenticity of the originals of such documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties, of such documents and that (except to the extent we have opined on such matters below) such documents constitute or will constitute valid and binding obligations of the parties thereto.

We have also assumed that any supplemental indenture to either of the Indentures and any resolution of the Board of Directors and any officer’s certificate executed and delivered pursuant to either of the Indentures, in any such case, pursuant to which any Debt Securities are issued, will comply with such Indenture as supplemented, and the form and terms of such Debt Securities will comply with such Indenture as then supplemented (including by any supplemental indenture) and any resolution of the Board of Directors and/or officer’s certificate.

In addition, we have assumed that:

(a)
the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Act, and all Offered Securities will be sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable prospectus supplement;

(b)
an appropriate prospectus supplement with respect to the applicable Offered Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder;

(c)
if any Offered Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to such Offered Securities has been duly authorized, executed and delivered by the Company and the other parties thereto;

(d)	the consideration paid for any shares of Common Stock or Preferred Stock will comply with the Articles and applicable law, as then in effect;

(e)
with respect to any third party securities to be offered as part of the Offered Securities (“Third Party Securities”), we have assumed the taking by third parties of all necessary corporate or other action to authorize and approve the issuance and terms of any Third Party Securities, the terms of the offering thereof and related matters;

(f)
the Indentures and any supplemental indenture or officer's certificate relating to the Indentures, the Subscription Rights Agreements, the Subscription Rights Certificates, the Warrant Agreements, the Purchase Contract Agreements, and the Purchase Unit Agreements will be duly authorized, executed and delivered by the parties thereto, and that any Debt Securities, Subscription Rights, Warrants, Purchase Contracts or Purchase Units that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of the Trustee, or, as applicable, the subscription agents, warrant agents, purchase contract agents, or the purchase unit agents, as the case may be.

(g)
the form and terms of the Debt Securities, when established, and the form and terms of any Warrants, Subscription Rights, Purchase Contracts, Purchase Units, and the form and terms of any and all Offered Securities or other securities (or other obligations, rights, commodities or other subject matter) comprising the Offered Securities or subject thereto (in the case of the Warrants, Purchase Contracts and Purchase Units), the offering, issuance, sale and delivery thereof by the Company and the incurrence and performance of the Company's obligations thereunder or in respect of (including, without limitation, its obligations under any related Indenture, Warrant Agreement, Subscription Rights Agreement, or Purchase Contract Agreement) in accordance with the terms thereof, will comply with, and will not violate, conflict with or constitute a default under (i) the Articles or By-laws, as then in effect, (ii) any agreement or instrument to which the Company or any of its properties is subject, (iii) any law, rule or regulation to which the Company or any of its properties is subject (including but not limited to federal and state securities laws), (iv) any judicial or regulatory order or decree of any governmental authority, (v) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority, (vi) any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon the Company, or to which the issuance, sale, and delivery of such Offered Securities, or the incurrence and performance of such obligations, may be subject, or (vii) violate any applicable public policy, or be subject to any defense in law or equity. In addition, we have assumed the receipt by each person to whom or for whose benefit an Offered Security is to be issued (collectively, the “Beneficial Holders”) of a certificate for such Offered Security or the receipt by the Depository Trust Company, acting as agent, on behalf of all Beneficial Holders of the class or series of Offered Securities of which such Offered Security is one, of a global security then evidencing such Offered Securities, and the issuance and sale of and payment for the Offered Securities so acquired, in accordance with the applicable purchase, underwriting or similar agreement approved by the Board of Directors of the Company and the Registration Statement (including any applicable prospectus supplement).

As to any facts material to the opinions expressed which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

We express no opinion concerning the contents of the Registration Statement or the Prospectus, other than as to the validity of the Offered Securities. We express no opinion as to the applicability of, compliance with or effect of, the law of any jurisdiction other than United States Federal law and the laws of the State of Michigan. We have assumed that Michigan law will govern the Warrant Agreements, the Subscription Rights Agreements, the Purchase Contract Agreements, the Purchase Contracts and the Purchase Units, and that the Warrant Agreements and the Warrants, the Subscription Rights Agreements and the Subscription Rights and the Purchase Contract Agreements, Purchase Contracts and Purchase Units will contain all provisions required under the laws of the State of Michigan in respect of contracts for the sale of securities issued by a Michigan corporation. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date of this opinion, which laws are subject to change with possible retroactive effect.

Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date of this opinion:

1.    Based solely on our review of the Articles and a certificate issued by the State of Michigan as to the good standing of the Company, the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Michigan.

2.    The Company has the corporate power to issue the Offered Securities.

3.    With respect to any Common Stock to be offered pursuant to the Registration Statement (the “Offered Common Stock”), when (1) the issuance and sale of the Offered Common Stock have been duly established by all necessary corporate action; and (2) if certificated, certificates representing the Offered Common Stock have been duly executed and delivered by the proper officers of the Company to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Common Stock, when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered applicable purchase agreement, or upon conversion, exchange or exercise of any other Offered Security or the instrument governing such Offered Security providing for such conversion, exchange or exercise, will be validly issued, fully paid and nonassessable. In rendering the opinion set forth in this Paragraph 3, we have assumed that, at the time of issuance of any Offered Common Stock, the Articles, the By-Laws and the Michigan Business Corporation Act (the “MBCA”) shall not have been amended so as to affect the validity of such issuance.

4.    With respect to any series of Preferred Stock to be offered pursuant to the Registration Statement (the “Offered Preferred Stock”), when (1) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established by all necessary corporate action in conformity with the Company’s Articles (as then in effect), including the Certificate of Amendment related to the rights and preferences of the Offered Preferred Stock (the “Certificate of Amendment”), and By-Laws (as then in effect), which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or any of its subsidiaries and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its subsidiaries; (2) the filing of the Certificate of Amendment with the Michigan Department of Licensing and Regulatory Affairs has duly occurred; and (3) if certificated, certificates representing the Offered Preferred Stock have been duly executed and delivered by the proper officers of the Company to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, any Offered Preferred Stock, when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered applicable purchase agreement, or upon conversion, exchange or exercise of any other Offered Security or the instrument governing such Offered Security providing for such conversion, exchange or exercise, will be validly issued, fully paid and nonassessable. In rendering the opinion set forth in this paragraph, we have assumed that, at the time of issuance of any Offered Preferred Stock, the Articles, By-Laws and the MBCA shall not have been amended so as to affect the validity of such issuance.

5.    With respect to any Debt Securities to be offered pursuant to the Registration Statement (the “Offered Debt Securities”), when (1) the applicable Indenture relating to such Offered Debt Securities has been duly authorized, executed and delivered; (2) the Offered Debt Securities have been duly authorized by the Board of Directors of the Company (or a duly authorized committee thereof); (3) the terms of the Offered Debt Securities and of their issuance have been duly established by all necessary corporate action; and (4) the Offered Debt Securities have been duly executed and countersigned in accordance with the applicable Indenture and duly issued and delivered to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Debt Securities, when issued and sold in accordance with the applicable Indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized and validly issued.

6.    With respect to any Warrants to be offered pursuant to the Registration Statement (the “Offered Warrants”), when (1) a warrant agreement relating to the Offered Warrants (the “Warrant Agreement”) has been duly authorized by all necessary corporate action, executed and delivered and the Offered Warrants and the securities of the Company into which the Offered Warrants are exercisable have been duly authorized by the Board of Directors of the Company (or a duly authorized committee thereof); (2) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity the Warrant Agreement; and (3) the Offered Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and duly issued and delivered to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Warrants, when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered applicable purchase agreement, will be duly authorized and validly issued.

7.    With respect to any Subscription Rights to be offered by the Company (the “Offered Subscription Rights”), when (1) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Subscription Rights, the Offered Securities into which the Offered Subscription Rights are exercisable and related matters; (2) a Subscription Rights Certificate relating to the Offered Subscription Rights has been duly authorized, executed and delivered by the Company and the other parties thereto; (3) the terms of the Offered Subscription Rights and of their issuance and sale have been duly established; (4) the Debt Securities, the Common Stock or the Preferred Stock relating to such Offered Subscription Rights have been duly authorized for issuance upon payment of the agreed upon consideration to be set forth in such Offered Subscription Rights and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto; and (5) the Subscription Rights Certificates, in the form to be filed on a Current Report on Form 8-K or other applicable periodic report in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, have been duly executed, countersigned, delivered, issued and sold upon payment of the agreed-upon consideration therefor, the Offered Subscription Rights, when issued and sold or otherwise distributed in accordance with the applicable Subscription Rights Certificate, and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized and validly issued.

8.    With respect to any Purchase Contracts to be offered pursuant to the Registration Statement (the “Offered Purchase Contracts”), when (1) a purchase contract agreement relating to the Offered Purchase Contracts (the “Purchase Contract Agreement”) has been duly authorized, executed and delivered and the Offered Purchase Contracts have been duly authorized by the Board of Directors of the Company (or a duly authorized committee thereof); (2) the terms of the Offered Purchase Contracts and of their issuance and sale have been duly established by all necessary corporate action in conformity with the Purchase Contract Agreement, including all necessary corporate action to authorize the issuance and terms of the Offered Purchase Contracts (including authorization of the issuance of Common Stock or Preferred Stock to be issued pursuant to the Offered Purchase Contracts); and (3) the Offered Purchase Contracts have been duly executed and countersigned in accordance with the Purchase Contract Agreement and duly issued and delivered to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Purchase Contracts, when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered applicable purchase agreement, will be duly authorized and validly issued.

9.    With respect to any Purchase Units to be offered pursuant to the Registration Statement (the “Offered Purchase Units”), when (1) the terms of the collateral arrangements, if any, relating to the Purchase Units (the “Collateral Arrangements”) have been duly authorized, executed and delivered and the Offered Purchase Units have been duly authorized by the Board of Directors of the Company (or a duly authorized committee thereof); (2) the terms of the Offered Purchase Units and of their issuance and sale have been duly established in conformity with the Company’s Restated Articles of Incorporation (as then in effect), the Company’s By-Laws (as then in effect) and the Collateral Arrangements, if any, including all necessary corporate action to authorize the issuance and terms of any Collateral Arrangements or the Offered Purchase Contracts that are a component of the Purchase Units (including authorization of the issuance of Common Stock or Preferred Stock to be issued pursuant to the Offered Purchase Contracts); and (3) the Offered Purchase Units have been duly executed and countersigned in accordance with the Collateral Arrangements, if any, and duly issued and delivered to the purchasers thereof against payment of the agreed-upon consideration therefore in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Purchase Units, when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered applicable purchase agreement, will be duly authorized and validly issued.

Our opinions are subject to the effects of (a) bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), including, without limitation, (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy, and (ii) concepts of materiality, reasonableness, good faith and fair dealing, (c) public policy considerations which may limit the rights of the parties to obtain further remedies, and (d) the waivers of any usury defense contained in the Indentures which may be unenforceable. We express no opinion herein with respect to provisions relating to severability or separability.

The opinions expressed above are as of the date of this letter, and we do not assume an obligation to update or supplement those opinions to reflect a fact or circumstance that in the future comes to our attention or a change in law that in the future occurs or becomes effective. This letter is limited to the matters set forth in it, and no opinions are implied or may be inferred beyond those expressly stated above.

We hereby consent to the references to our firm under the caption “Legal Matters” in the Registration Statement and any prospectus supplement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Sincerely,

WARNER NORCROSS + JUDD LLP

By	/s/ Stephen C. Waterbury
Stephen C. Waterbury, a Partner